China Internet Cafe Holdings Group Announces Grand Opening of Two New Cafés in Shenzhen

46 Cafés Now In Operation

SHENZHEN, China, Mar. 08, 2011 — China Internet Café Holdings Group, Inc. ("CICC" or the "Company") (OTB Bulletin Board: CICC), one of the largest owners and chain operators of Internet cafes in Southern China, announced the grand opening of two new internet cafes in Shenzhen, bringing the total number of operating locations to 46, with two under construction and expected to open soon.

In February and March 2011, the Company opened two Internet cafes in Shenzhen, one located at Sanyanghu Society Market and the other located at 1 Shabao Road, Shatang Society, Pingshan office, both in the Pingshan New District of Shenzhen City. Combined, the two locations have a capacity of 420 computers through a total capital investment of $0.86 million.  Management expects to initially have 80,000 registered users across both locations with average revenue per computer of $0.70/hour. The café locations were chosen for their close proximity to high population areas with the number of residents totaling over 160,000. Residents consist of locals and migrant workers from nearby factories and business centers including a manufacturing center with over 30,000 employees. These two cafes are expected to generate approximately $1.2 million during the fiscal year.

“We are proud to have opened our 46th Internet café, further widening our geographic footprint in Shenzhen. On the first day of operations at Pingshan café we had 1,500 new registered members and average utilization rate per computer was 16 hours,” stated Mr. Dishan Guo, Chief Executive Officer of China Internet Cafe. “Having successfully opened 16 Internet cafes in 2010, we are building off this momentum and enhanced capital position to establish new locations, which will strengthen our network and improve our competitive position in the Guangdong market. We currently have two cafes under construction which will open in the next few months. Additionally we plan to augment our growth strategy by targeting acquisitions in other provinces which possess strong demographic drivers.”

About China Internet Cafe Holdings Group, Inc.

Since opening its first internet cafe in 2006 under the name Shenzhen Junlong Culture Communication CO. Ltd., China Internet Cafe Holdings Group, Inc. has expanded quickly to 46 cafes in Shenzhen, Guangdong Province, China. The Company provides high quality, affordable internet services to consumers who purchase reloadable cards. Customers can access a range of online services, including email, web surfing, watching movies, online gaming, voice over IP, and social media in a comfortable, friendly and safe environment. CICC offers a variety of internet connectivity stations with varying speeds, monitor sizes and seating arrangements.

Safe Harbor Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the Securities and Exchange Commission, including the Company's registration statement on Form F-1, as amended. All information provided in this press release is as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information:

China Internet Cafe Holdings Group, Inc.
Mr. Dishan Guo
Chief Executive Officer
Phone: +86-755-8989-1398

Mr. Jingwei Li
Vice President of Corporate Finance
Phone: +86-755-3366-8770
Email: kerban@sina.com

Investor Relations:

HC International
Ted Haberfield, Executive Vice President
Phone: +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: www.hcinternational.net